Exhibit 23.5

September 8, 2014

Euronav NV

De Gerlachekaai 20

2000 Antwerpen

Belgium

Gentlemen:

Reference is made to the Form F-4 registration statement, including any amendments or supplements thereto (the “Registration Statement”) relating to the registration of ordinary shares of Euronav NV (the “Company”) that will be exchanged for an equivalent number of outstanding unregistered ordinary shares of the Company. We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in the section of the Registration Statement entitled “The International Tanker Shipping Industry” and the data specifically attributed to us under the sections entitled “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and “Business.” We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) we have accurately described the seaborne transportation industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the tanker shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the references to our firm in the sections of the Registration Statement entitled “Prospectus Summary,” Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” “The International Tanker Shipping Industry,” “Business,” and “Experts.”

Yours faithfully,

/s/ Nigel Gardiner
Nigel Gardiner
Group Managing Director
Drewry Shipping Consultants Ltd.

LONDON | DELHI | SINGAPORE

Drewry Shipping Consultants, 15-17 Christopher Street, London EC2A 2BS, United Kingdom

t: +44 (0) 20 7538 0191    f: +44 (0) 20 7987 9396    e: enquiries@drewry.co.uk

Registered in England No. 3289135    Registered VAT No. 830 3017 77

www.drewry.co.uk